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                                                                    Exhibit 21.1

                                    CRAY INC.
                           PARENT & SUBSIDIARIES LIST

Parent /Subsidiary Name              Date Formed    Country/State            % Ownership
---------------------------------    -----------    ---------------------    -----------
Cray Inc.                              12/7/87      U.S./Washington State      Parent

Cray Federal Inc.                     11/03/00      U.S./Washington State        100%

New Technology Endeavors, Inc.        05/02/03      U.S./Washington State        100%

Cray Australia Pty Ltd.               03/23/00      Australia                    100%

Cray Brazil, Inc.                      8/25/00      U.S./Washington State        100%
     Cray Computadores                11/17/00      Brazil                      99.9%
     do Brasil Ltda.

Cray Canada (Washington), Inc.         3/17/00      U.S./Washington State        100%
     Cray Canada Corporation           3/20/00      Canada                       100%

Cray China Limited                     8/07/00      China                        100%

Cray Computer Finland Oy               6/20/00      Finland                      100%

Cray Computer SAS                      4/03/00      France                       100%

Cray Computer Deutschland              3/31/00      Germany                      100%
GmbH

Cray Supercomputers (Israel) Ltd.      9/16/01      Israel                       100%

Cray Italy S.r.l.                      7/12/00      Italy                        100%

Cray Japan, Inc.                       3/17/00      U.S./Washington State        100%

Cray Korea, Inc.                       3/17/00      U.S./Washington State        100%

Cray Netherlands B.V.                  6/23/00      Netherlands                  100%

Cray Computer South Africa             2/23/00      South Africa                 100%
(Proprietary) Limited

Cray Computer Spain, S.L.              3/30/00      Spain                        100%

Cray-Tera Sweden AB                    3/03/99      Sweden                       100%

Cray Computer GmbH                     4/05/00      Switzerland                  100%

Cray Taiwan, Inc.                      4/05/01      U.S./Washington State        100%

Cray U.K. Limited                      3/07/00      United Kingdom               100%
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